EXHIBIT 1.0










                     Seacor Holdings, Inc.

                                  Shares*
                         Common Stock
                  (par value $.01 per share)

                            Form of
                    Underwriting Agreement


                                            New York, New York
                                                        , 1996

CS First Boston Corporation
Salomon Brothers Inc
Wasserstein Perella Securities, Inc.
As Representatives of the several Underwriters, c/o CS First Boston Corporation
Park Avenue Plaza
55 East 52nd Street
New York, New York 10055


Dear Sirs:

           Seacor Holdings, Inc., a Delaware corporation (the "Company"), proposes to sell to the underwriters named in
Schedule I hereto (the "Underwriters"), for whom you (the "Representatives") are acting as representatives, shares of Common Stock, par value $.01 per share ("Common Stock") of the Company, and the persons named in
Schedule II hereto (the "Selling Stockholders") propose to
sell to the Underwriters           shares of Common Stock
(said shares to be issued and sold by the Company and said shares to be sold by the Selling Stockholders collectively being hereinafter called the "Underwritten Securities").
The Company also proposes to grant to the Underwriters an
option to purchase up to        additional shares of Common
Stock (the "Option Securities"; the Option Securities, together with the Underwritten Securities, collectively being hereinafter called the "Securities").

- --------
*Plus an option to purchase from Seacor Holdings, Inc.
up to         additional shares to cover over-allotments.

           1.  Representations and Warranties.

           (a) The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1. Certain terms used in this Section 1 are defined in paragraph (iii) hereof.

                (i)  The Company meets the requirements for
           use of Form S-3 under the Securities Act of 1933 (the "Act") and has filed with the Securities and Exchange Commission (the "Commission") a registra-
           tion statement (file number 333-     ) on such
           Form, including a related preliminary prospectus, for the registration under the Act of the offering and sale of the Securities. The Company may have filed one or more amendments thereto, including the related preliminary prospectus, each of which has previously been furnished to you. The Company will next file with the Commission either
           (A) prior to effectiveness of such registration statement, a further amendment to such registration statement (including the form of final prospectus) or (B) after effectiveness of such registration statement, a final prospectus in accordance with Rules 430A and 424(b)(1) or (4). In the case of clause (B), the Company has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in the Prospectus with respect to the Securities and the offering thereof. As filed, such amendment and form of final prospectus, or such final prospectus, shall contain all Rule 430A Informa-tion, together with all other such required information, with respect to the Securities and the offering thereof and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. Upon your request, but not without your prior agreement, the Company also will file a

           Rule 462(b) Registration Statement in accordance with Rule 462(b).

              (ii) On the Effective Date, the Registration Statement did or will, and when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date, the Prospec-tus (and any supplements thereto) will, comply in all material respects with the applicable require-ments of the Act, the Securities Exchange Act of 1934 (the "Exchange Act") and the respective rules thereunder; on the Effective Date, the Registra-tion Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the state-ments therein not misleading; and, on the Effec-tive Date, the Prospectus, if not filed pursuant to Rule 424(b), did not or will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the cir-cumstances under which they were made, not mis-leading; provided, however, that the Company makes no representations or warranties as to the infor-mation contained in or omitted from the Registra-tion Statement, or the Prospectus (or any supple-ment thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).

             (iii)  The terms which follow, when used in
           this Agreement, shall have the meanings indicated. The term "the Effective Date" shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto or any Rule 462(b) Registration Statement became or become effective and each date after the date hereof on which a document incorporated by refer-ence is filed by the Company with the Commission under the Exchange Act. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. "Preliminary Prospectus" shall mean any prelim-inary prospectus referred to in paragraph (a)(i) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information. "Prospectus" shall mean the prospectus relating to the Secu-rities that is first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Securities included in the Registration Statement at the Effective Date. "Registration Statement" shall mean the registration statement referred to in paragraph (a)(i) above, including incorporated documents, exhibits and financial statements, as amended at the Execution Time (or, if not effec-tive at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any
           Rule 462(b) Registration Statement becomes effec-tive prior to the Closing Date (as hereinafter defined), shall also mean such registration state-ment as so amended. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by
           Rule 430A.  "Rule 424", "Rule 430A", "Rule 462(b)"
           and "Regulation S-K" refer to such rules or regu-lation under the Act. "Rule 430A Information" means information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A. "Rule 462(b) Registration Statement" shall mean a registration statement filed pursuant to Rule 462(b) relating to the offering covered by the initial Registra-
           tion Statement (File No. 333-     ).  Any
           reference herein to the Registration Statement, a Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to
           Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of such Preliminary Prospectus or the Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, any

           Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement, or the issue date of any Preliminary Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

              (iv) Neither the Company nor any of its sub-sidiaries has sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insur-ance, or from any labor dispute or court or gov-ernmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which infor-mation is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus.

                (v)  The Company and its subsidiaries have
           good title to all real and personal property owned by them free and clear of all liens, encumbrances and defects other than liens in respect of crews' wages, salaries, general average, demurrage, claims arising under maritime torts and maritime contract liens, mortgages and other security interests relating to the DnB Facility (as defined), mortgages in favor of Dowell Schlumberger on the Big Orange 25 and the Strong Cajun, mortgages in favor of Coastal Refining and Marketing, Inc. and Phibro Energy USA, Inc. on the NRC Admiral, the NRC Defender, the NRC Endeavor, the NRC Guardian, the NRC Patriot, the NRC Protector, the NRC Resolute, the NRC Sentinel, the NRC Sentry, the NRC Valiant and the NRC Vigilant [to be reviewed] and except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting leases enforceable against them with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries; since entering into the DnB Facility on September 15, 1995, neither the Company nor any of its subsidiaries has granted or conveyed any mortgage or any other security interest with respect to any of its vessels; and since
           September 15, 1995, the only vessels the Company has sold are the Brenda G., the Jean G., the Lisa G., the Louise G., the Mary G., the
           Herman G., the Willie G., the Matt G., the
           Chris G., the Hazel G., the Jennie G. and the
           Big Orange 24.

              (vi)  The Company has been duly incorporated
           and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the trans-action of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any busi-ness, so as to require such qualification, except where the failure to be so qualified would not have a material adverse effect on the general affairs, prospects, management, financial posi-tion, stockholders' equity or result of operations of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect"); and each sub-sidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation.

             (vii) The Company has an authorized capital-ization as set forth under the heading "Capital-ization" in the Prospectus, and all of the out-standing shares of capital stock of the Company have been validly authorized and issued, are fully paid and non-assessable and conform to the description of the capital stock of the Company incorporated by reference in the Prospectus; and all of the outstanding shares of capital stock of each subsidiary of the Company have been validly authorized and issued, are fully paid and non-assessable and (except for directors' qualifying shares and except as set forth in the Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

            (viii) The unissued Securities to be issued and sold by the Company to the Underwriters hereunder have been validly authorized and, when issued and delivered against payment therefor as provided herein, will be validly issued and fully paid and non-assessable and will conform to the description of the Common Stock incorporated by reference in the Prospectus.

              (ix) The issuance and sale of the Securities by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation by the Company of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, stockholders' agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provi-sions of the Restated Certificate of Incorporation or Amended By-laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualifica-tion of or with any such court or governmental agency or body is required for the issuance and sale of the Securities or the consummation by the Company of the transactions contemplated by this

           Agreement, except the registration under the Act of the Securities and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribu-tion of the Securities by the Underwriters.

                (x)  Other than as set forth in the Pro-
           spectus, there are no legal or governmental pro-ceedings pending to which the Company or any of its subsidiaries is a party or of which any prop-erty of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would indi-vidually or in the aggregate have a Material Adverse Effect; and, to the best of the Company's knowledge, no such proceedings are threatened by governmental authorities or threatened by others.

              (xi)  The Company is a citizen of the United
           States within the meaning of Section 2 of the Shipping Act of 1916, as amended (the "Shipping Act") and is qualified to engage in the coastwise trade of the United States; the issue and sale of the Securities by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not cause the Company to cease to be a citizen of the United States within the meaning of Section 2 of the Shipping Act or cause the Company to cease to be qualified to engage in the coastwise trade of the United States.

             (xii)  The Company and its subsidiaries hold
           all licenses, consents and approvals required by, and are in compliance with, all regulations of state, Federal and foreign governmental author-ities that regulate the conduct of the business of the Company and its subsidiaries, except where the failure to hold any such license, consent or approval or to be in compliance with any such regulation would not have a Material Adverse Effect.

            (xiii)  National Response Corporation ("NRC")
           has been designated an Oil Spill Removal Organ-ization by the U.S. Coast Guard pursuant to the Oil Pollution Act of 1990.

             (xiv) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment.

           (b)  Each Selling Stockholder represents and
      warrants to, and agrees with, each Underwriter that:

                (i)  Such Selling Stockholder is the lawful
           owner of the Securities to be sold by such Selling Stockholder hereunder and upon sale and delivery of, and payment by the Underwriters for, such Securities, as provided herein, such Selling Stockholder will convey good and marketable title to such Securities, free and clear of all liens, encumbrances, equities and claims whatsoever.

              (ii) While such Selling Stockholder has made no independent inquiry with respect to such matters, such Selling Stockholder has no reason to believe that the representations and warranties of the Company contained in this Section 1 are not true and correct, and has no knowledge of any material fact, condition or information not disclosed in the Prospectus or any supplement thereto which has adversely affected or may adversely affect the business of the Company or any of its subsidiaries; and the sale of Securities by such Selling Stockholder pursuant hereto is not prompted by any information concerning the Company or any of its subsidiaries which is not set forth in the Prospectus or any supplement thereto.

             (iii)  Such Selling Stockholder has not taken
           and will not take (or cause any person to take) any action which causes or results, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities and has not effected any sales of shares of Common Stock which, if effected by the issuer, would be required to be disclosed in response to Item 701 of Regulation S-K.

              (iv) Certificates in negotiable form for such Selling Stockholder's Securities have been placed in custody, for delivery pursuant to the terms of this Agreement, under a Power of Attorney and Custody Agreement duly authorized, executed and delivered by such Selling Stockholders, in the form heretofore furnished to you (the "Custody Agreement") with Charles Fabrikant and
           Stephen Stamas as Custodians and Attorneys-in-Fact (the "Custodians"); the Securities represented by the certificates so held in custody for each Selling Stockholder are subject to the interests hereunder of the Underwriters, the Company and the other Selling Stockholders; the arrangements for custody and delivery of such certificates, made by such Selling Stockholder hereunder and under the Custody Agreement, are not subject to termination by any acts of such Selling Stockholder, or by operation of law, whether by the death or incapacity of such Selling Stockholder or the occurrence of any other event, except as specifically set forth in the Custody Agreement; and if any such death, incapacity or any other such event shall occur before the delivery of such Securities hereunder, certificates for the Secu-rities will be delivered by the Custodian in accordance with the terms and conditions of this Agreement and the Custody Agreement as if such death, incapacity or other event had not occurred, regardless of whether or not the Custodian shall have received notice of such death, incapacity or other event.

                (v)  No consent, approval, authorization or
           order of any court or governmental agency or body is required for the consummation by such Selling Stockholder of the transactions contemplated herein, except such as may have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connec-tion with the purchase and distribution of the Securities by the Underwriters, as to which such Selling Stockholder has made no investigation, and such other approvals as have been obtained.

              (vi) Neither the sale of the Securities being sold by such Selling Stockholder nor the consumma-tion of any other of the transactions herein con-templated by such Selling Stockholder or the ful-fillment of the terms hereof by such Selling Stockholder will conflict with, result in a breach or violation of, or constitute a default under any law or the charter or by-laws of such Selling Stockholder or the terms of any indenture or other agreement or instrument to which such Selling Stockholder or any of its subsidiaries is a party or bound, or any judgement, order or decree applicable to such Selling Stockholder or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbi-trator having jurisdiction over such Selling Stockholder or any of its subsidiaries.

           In respect of any statements in or omissions from the Registration Statement or the Prospectus or any supple-ments thereto made in reliance upon and in conformity with information furnished in writing to the Company by any Selling Stockholder specifically for use in connection with the preparation thereof and set forth under the caption "Selling Stockholders", such Selling Stockholder hereby makes the same representations and warranties to each Under-writer as the Company makes to such Underwriter under para-graph (a)(ii) of this Section.

           2. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company and the Selling Stockholders agree, severally and not jointly, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company and the Selling
Stockholders, at a purchase price of $      per share, the
Company's or such Selling Stockholder's pro rata portion of the amount of the Underwritten Securities set forth opposite such Underwriter's name in Schedule I hereto.

           (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not
      jointly, up to         shares of the Option Securities
      at the same purchase price per share as the Under-writers shall pay for the Underwritten Securities.
      Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time and from time to time on or before the 30th day after the date of the Prospectus upon written, facsimile transmission or telegraphic notice by the Representatives to the Company setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date. Delivery of certificates for the shares of Option Securities by the Company, and payment therefor by the several Under-writers to the Company, shall be made as provided in
      Section 3 hereof.   The number of shares of the Option
      Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

           3. Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities
(if the option provided for in Section 2(b) hereof shall
have been exercised on or before the second business day prior to the Closing Date) shall be made at 10:00 a.m.,
New York City time, on            , 1996, or such later date
(not later than             , 1996) as the Representatives
shall designate, which date and time may be postponed by agreement among the Representatives, the Company and the Selling Stockholders or as provided in Section 9 hereof
(such date and time of delivery and payment for the Securi-ties being herein called the "Closing Date"). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment therefor by the several Underwriters through the Representatives of the respective aggregate purchase prices of the Securities being sold by the Company and each of the Selling Stockholders in immediately available funds to or upon the order of the Company and the Selling Stockholders. Delivery of the Underwritten Securities and the Option Securities shall be made at such location as the Representatives shall reasonably designate at least one business day in advance of the Closing Date and payment for such Securities shall be made at the office of Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue,
New York, New York. Certificates for the Securities shall be registered in such names and in such denominations as the

Representatives may request not less than three full busi-ness days in advance of the Closing Date.

           The Company and the Selling Stockholders agree to have the Securities available for inspection, checking and packaging by the Representatives in New York, New York, not later than 1:00 p.m. on the business day prior to the Closing Date.

           Each Selling Stockholder will pay all applicable state transfer taxes, if any, involved in the transfer to the several Underwriters of the Securities to be purchased by them from such Selling Stockholder and the respective
Underwriters will pay any additional stock transfer taxes involved in further transfers.

           If the option provided for in Section 2(b) hereof is exercised after the second business day prior to the Closing Date, the Company will deliver (at the expense of the Company) to the Representatives, at Park Avenue Plaza, 55 East 52nd Street, New York, New York, on the date specified by the Representatives (which shall be within three business days after exercise of said option), certifi-cates for the Option Securities in such names and denomina-tions as the Representatives shall have requested against payment by the Underwriters of the purchase price thereof in immediately available funds to or upon the order of the Company. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

           4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securi-ties for sale to the public as set forth under the caption
"Underwriting" in the Prospectus.

           5.  Agreements.

           (a) The Company agrees with the several Under-writers that:

                (i) The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof to become effective. Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration State-ment, any supplement to the Prospectus or any Rule 462(b) Registration Statement without your prior consent. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Company will cause the Prospec-tus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed by such Rule and will provide evidence satisfactory to the Representa-tives of such timely filing. Upon your request, the Company will cause the Rule 462(b) Registra-tion Statement, properly completed, to be filed with the Commission pursuant to Rule 462(b) and will provide evidence satisfactory to the Repre-sentatives of such filing. The Company will promptly advise the Representatives (A) when the Registration Statement, if not effective at the Execution Time, and any amendment thereto, shall have become effective, (B) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (C) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (D) of any request by the Commission for any amendment of the Registration Statement or supplement to the Prospectus or for any additional information, (E) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (F) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

              (ii) If, at any time when a prospectus relat-ing to the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circum-stances under which they were made not misleading, or if it shall be necessary to amend the Registra-tion Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Company promptly will (A) prepare and file with the Commission, subject to the second sentence of paragraph (a)(i) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance and (B) supply any supplemented Prospectus to you in such quanti-ties as you may reasonably request. Neither CS First Boston Corporation's consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

             (iii)  As soon practicable, the Company will
           make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

              (iv)  The Company will furnish to the Repre-
           sentatives and counsel for the Underwriters, with-out charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each Preliminary Prospectus and the Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

                (v)  The Company will arrange for the quali-
           fication of the Securities for sale under the laws of such jurisdictions as the Representatives may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities and will pay the fee of the National Association of Securities Dealers, Inc., in connection with its review of the offering.

              (vi) For a period of 120 days after the date of the initial public offering of the Securities (the "Lock-up Period"), the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to (other than a registration statement to be filed by the Company with respect to approximately 1.3 million shares of Common Stock pursuant to the Company's acquisition on May 31, 1996 of McCall Enterprises, Inc. and its affiliated companies), any additional shares of its Securities or securities convertible into, or exchangeable or exercisable for, any shares of its Securities, or publicly disclose the intention to make any such offer, sale, pledge, disposal or filing, without the prior written consent of CS First Boston Corporation; provided, however, that (I) the Company may issue and sell Common Stock pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time,
           (II) the Company may issue Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time and
           (III) the Company may issue shares of Common Stock during the Lock-up Period as consideration to any seller of assets or stock that the Company or any of its subsidiaries is acquiring, provided that the holder of such shares of Common Stock contemporaneously with such issuance enters into an agreement with the Representatives in substantially the same form as the agreement described in this paragraph (vi) for the remainder of the Lock-up Period.

             (vii)  The Company confirms as of the date
           hereof that it is in compliance with all provi-sions of Section 1 of Laws of Florida, Chapter 92-198, An Act Relating to Disclosure of Doing Business with Cuba, and the Company further agrees that if it commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the date the Registration Statement becomes or has become effective with the Commission or with the Florida Department of Banking and Finance (the "Department"), whichever date is later, or if the information reported in the Prospectus, if any, concerning the Company's business with Cuba or with any person or affiliate located in Cuba changes in any material way, the Company will provide the Department notice of such business or change, as appropriate, in a form acceptable to the Department.

           (b) Each Selling Stockholder agrees, for a period of 120 days after the date of the initial public offering of the Securities, not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any additional shares of Common Stock (other than shares of Common Stock disposed of as bona fide gifts) or securities convertible into, or exchangeable or exercisable for, any shares of Common Stock, or publicly disclose the intention to make any such offer, sale, pledge or disposal, without the prior written consent of CS First Boston Corporation.

           6. Conditions to the Obligations of the Under-writers. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the state-ments of the Company and the Selling Stockholders made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder and to the following additional conditions:

           (a) If the Registration Statement has not become effective prior to the Execution Time, unless the

      Representatives agree in writing to a later time, the Registration Statement will become effective not later than (i) 10:00 p.m. New York City time on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 p.m. New York City time on such date or (ii) 12:00 Noon on the business day following the day on which the public offering price was determined, if such determination occurred after 3:00 p.m. New York City time on such date; if filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effec-tiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

           (b)  The Company shall have furnished to the
      Representatives the opinion of Weil, Gotshal & Manges, counsel for the Company, dated the Closing Date, to the effect that:

                (i) each of the Company and SEACOR Marine
           Inc., Acadian Supply Ships Inc., SEACOR Offshore, Inc., SEACOR Marine International Inc., SEACOR Ocean Boats, Inc., VEESEA Holdings Inc., GEM Shipping Inc., STORM Shipping Inc., SEACOR Management Services Inc., CRN Holdings Inc., SEACOR Worldwide Inc., OSRV Holdings, Inc., National Response Corporation, National Response Corporation of Puerto Rico, NRC Services, Inc., International Response Corporation, GRAHAM Boats Inc., GRAHAM Offshore Inc. and GRAHAM Marine Inc. (each a "Delaware Subsidiary" and collectively the "Delaware Subsidiaries") has been duly incorpo-rated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business;

              (ii) all the outstanding shares of capital stock of each Delaware Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Prospectus, all outstanding shares of capital stock of the Delaware Subsidi-aries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, any other security interests, claims, liens or encum-brances;

             (iii) the Company's authorized equity capital-ization is as set forth in the Prospectus; the capital stock of the Company conforms to the description thereof incorporated by reference in the Prospectus; the outstanding shares of Common Stock (including the Securities being sold here-under by the Selling Stockholders) have been duly and validly authorized and issued and are fully paid and nonassessable; the Securities being sold hereunder by the Company have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be fully paid and non-assessable; the Securities being sold by the Selling Stockholders are duly listed and admitted for trading on the Nasdaq National Market; the Securities being sold hereunder by the Company are duly authorized for listing, subject to official notice of issuance, on the Nasdaq National Market; the certificates for the Securities are in valid and sufficient form; and the holders of outstand-ing shares of capital stock of the Company are not entitled to preemptive or other rights to sub-scribe for the Securities;

              (iv) to the best knowledge of such counsel, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus, and there is no fran-chise, contract or other document of a character required to be described in the Registration

           Statement or Prospectus, or to be filed as an exhibit, which is not described or filed as required;

                (v) the Registration Statement has become effective under the Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the best knowledge of such counsel, no stop order suspending the effective-ness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened;

              (vi) this Agreement has been duly authorized, executed and delivered by the Company;

             (vii) no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transac-tions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdic-tion (and maritime, admiralty and related laws, rules and regulations, as to which such counsel need express no opinion) in connection with the purchase and distribution of the Securities by the Underwriters and such other approvals (specified in such opinion) as have been obtained;

            (viii) neither the issue and sale of the Securi-ties, nor the consummation of any other of the transactions herein contemplated nor the fulfill-ment of the terms hereof will conflict with, result in a breach or violation of, or constitute a default under any law (other than maritime, admiralty and related laws, rules and regulations, as to which such counsel need express no opinion) or the charter or by-laws of the Company or the terms of any indenture or other agreement or instrument known to such counsel and to which the Company or any of its subsidiaries is a party or bound or any judgment, order or decree known to such counsel to be applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its subsidiaries (other than public or governmental authorities having jurisdiction over maritime, admiralty or related matters or who enforce or interpret maritime or admiralty laws or promulgate any regulations as to such matters);

              (ix) except as disclosed in the Registration
           Statement, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement; and

                (x) the statements in the Prospectus under the captions "Risk Factors--Government Regulation" and "Business--Government Regulation" fairly present and summarize the laws and regulations referred to therein.

                In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of New York or the United States or the corporation law of the State of Delaware, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reli-able and who are satisfactory to counsel for the Under-writers and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Refer-ences to the Prospectus in this paragraph (b) include any supplements thereto at the Closing Date.

                In addition to the foregoing, such counsel shall provide a statement confirming to you that, in the opinion of such counsel, the Registration Statement and the Prospectus and any further amendments and supplements thereto made by the Company prior to the Closing Date (other than the financial statements and related schedules therein, as to which such counsel need express no view), and the documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be (other than the financial statements and related schedules therein, as to which such counsel need express no view), appeared on their face to be appropriately responsive in all material respects to the requirements of the Act and the rules and regula-tions thereunder; and such counsel shall provide a statement to you to the effect that, although such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospec-tus, such counsel's work in connection with this matter did not disclose any information that gave him reason to believe that, as of its effective date, the Regis-tration Statement or any further amendment thereto made by the Company prior to the Closing Date (other than, in each case, the financial statements and related statements and related schedules therein, as to which such counsel need express no view), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or neces-sary to make the statement therein not misleading or that, as of its date, the Prospectus or any further amendment or supplement thereto made by the Company prior to the Closing Date (other than the financial statements and related schedules therein, as to which such counsel need express no view) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that, as of the Closing Date, either the Registration Statement or the Prospectus or any further amendment or supplement thereto made by the Company prior to such Closing Date (other than the financial statements and related schedules therein, as to which such counsel need express no view) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

           (c)  The Company shall have furnished to the
      Representatives the opinion of Lugenbuhl, Burke, Wheaton, Peck, Rankin & Hubbard, Louisiana counsel for the Company, dated the Closing Date, in form and sub-stance satisfactory to you, to the effect that each of Acadian Offshore Services Inc., SEACOR Marine (Nigeria) Inc., SEACOR Supply Ships Associates Inc., SEACOR Ocean Lines Inc., Arthur Levy Enterprises Inc., SEACOR Marine (Mexico) Inc., SEACOR Ocean Support Services Inc. and SEAMAC Offshore LLC (each a "Louisiana Subsidiary" and collectively the "Louisiana Subsidiaries") has been duly organized and is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of the State of Louisiana, with full corporate power and authority to own its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business; all the outstanding shares of capital stock of each Louisiana Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Prospectus, all outstanding shares of capital stock of the Louisiana Subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, any other security interests, claims, liens or encumbrances.

           (d)  The Company shall have furnished to the
      Representatives the opinion of Vickers, Riis, Murray and Curran, Alabama counsel for the Company, dated the Closing Date, in form and substance satisfactory to you, to the effect that Anna Offshore Inc. has been duly incorporated and is validly existing as a corpora-tion in good standing under the laws of the state of Alabama, with full corporate power and authority to own its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualifi-cation wherein it owns or leases material properties or conducts material business; all the outstanding shares of capital stock of Anna Offshore Inc. have been duly and validly authorized and issued and are fully paid and nonassessable, and except as otherwise set forth in the Prospectus, all outstanding shares of capital stock of Anna Offshore Inc. are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, any other security interests, claims, liens or encumbrances.

           (e)  The Company shall have furnished to the
      Representatives the opinion of Fort & Schlefer, special regulatory counsel for the Company, dated the Closing
      Date, to the effect that:

                (i)  the issue and sale of the shares of
           Common Stock being delivered by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with, or violate or constitute a default under, (i) any U.S. Federal maritime or admiralty law or regulation, or (ii) any judgment, writ, injunction, decree or order binding on the Company or any of its subsidiaries of which such counsel is aware of any U.S. Federal court or governmental authority having jurisdiction over any maritime or admiralty matters or who enforce or interpret any maritime or admiralty laws or promulgate any regu-lations as to such matters;

              (ii) no consent, approval, waiver, license or other authorization by or filing with any U.S. Federal maritime or admiralty governmental author-ity is required for the issue and sale of the shares of Common Stock being issued by the Company or the consummation by the Company of the transactions contemplated herein;

             (iii) immediately prior to the Closing Date, the Company was a citizen of the United States within the meaning of Section 2 of the Shipping Act and was qualified to operate vessels in the coastwise trade of the United States; immediately following the issue and sale of the shares of Common Stock by the Company and the compliance by the Company and the Underwriters with all of the provisions of this Agreement (and the consummation of the transactions herein contemplated and assuming that at least ___% of the shares are issued and sold to, and held of record and beneficially owned by, persons who are citizens of the United States), the Company will remain a citizen of the United States within the meaning of
           Section 2 of the Shipping Act and will continue to be qualified to operate vessels in the coastwise trade of the United States;

              (iv)  the statements in the Prospectus under
           the caption "Risk Factors--Limitation on Foreign Ownership of Common Stock" fairly present and sum-marize the maritime laws and regulations referred to therein and the statements in the Prospectus under the captions "Business--Offshore Marine--Government Regulation--Domestic

           Regulation" and "--Foreign Regulation" fairly identify the domestic governmental and international maritime regulation to which the Company is subject; and

                (v) as of September 15, 1995, each of (a) the vessels listed on Schedule 12 to the Revolving Credit Facility Agreement dated September 15, 1995, by and between Arthur Levy Enterprises, Inc., Graham Offshore Inc. and Seacor Offshore Inc. as borrowers and Den norske Bank AS as lender (the "DnB Facility") (the "Mortgaged Vessels"),
           (b) those vessels listed on Schedule 13 to the DnB Facility as registered under the laws and flag of the United States of America (the "Negative Pledge Vessels") and those vessels listed on Schedule 14 to the DnB Facility as Owned by Graham Boats Inc., was documented solely in the name of the respective majority owned subsidiary of the Company indicated as owner thereof in such sched-ules under the laws and flag of the United States of America, free and clear of all liens and encum-brances of record except, in the case of the Mortgaged Vessels, the respective first preferred fleet mortgage recorded against such Mortgaged Vessel in favor of Den norske Bank AS as mortgagee pursuant to the DnB Facility and, in the case of the Negative Pledge Vessels, the liens and encumbrances listed on a schedule to such opinion.

           In rendering such opinion, such counsel may rely
(A) as to matters involving the application of laws of any jurisdiction other than the District of Columbia or the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satis-factory to counsel for the Underwriters and (B) as to matters of fact, to the extent they deem proper, on certifi-cates of responsible officers of the Company and public officials. References to the Prospectus in this para-graph (e) include any supplements thereto at the Closing Date.

           (f) Each of the Selling Stockholders shall have furnished to the Representatives the opinion of counsel for such Selling Stockholder, dated the Closing Date, to the effect that:

                (i) this Agreement and the Power of Attorney and Custody Agreement have been duly authorized, executed and delivered by such Selling Stock-holder, the Custody Agreement is valid and binding on such Selling Stockholder and such Selling Stockholder has full legal right and authority to sell, transfer and deliver in the manner provided in this Agreement and the Custody Agreement the Securities being sold by such Selling Stockholder hereunder;

              (ii) the delivery by such Selling Stockholder to the several Underwriters of certificates for the Securities being sold hereunder by such Selling Stockholder against payment by the Under-writers therefor as provided herein, will pass good and marketable title to such Securities to the several Underwriters, free and clear of all adverse claims whatsoever, assuming that the several Underwriters purchase such Securities in good faith without notice of any adverse claim, as such term is used in Section 8-302(2) of the Uniform Commercial Code as in effect in the State of New York;

             (iii) no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by any Selling Stockholder of the transactions contemplated herein, except such as may be required under the Act and the rules and regulations thereunder and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Under-writers (as to which such counsel need express no opinion) and such other approvals (specified in such opinion) as have been obtained; and

              (iv) neither the sale of the Securities being sold by such Selling Stockholder nor the consumma-tion of any other of the transactions herein contemplated by such Selling Stockholder or the fulfillment of the terms hereof by such Selling Stockholder will conflict with, result in a breach or violation of, or constitute a default under any applicable law or the charter or By-laws (or equivalent organizational document) of the Selling Stockholder or the terms of any indenture or other agreement or instrument known to such counsel and to which such Selling Stockholder or any of its subsidiaries is a party or bound, or any judge-ment, order or decree known to such counsel to be applicable to such Selling Stockholder or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Stockholder or any of its subsidiaries (except that such counsel need not express any opinion as to the Act and the rules and regulations thereunder, the anti-fraud provisions of any federal securities law of the United States or the securities or Blue Sky laws of the various states of the United States).

           In rendering such opinion, such counsel need not opine as to the application of laws other than those of the United States or the States of New York, New Jersey or
Delaware, but if such counsel does so opine, counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the States of New York, New Jersey or Delaware or the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters, and (B) as to matters of fact, to the extent they deem proper, on certificates of the Selling Stock-holders or responsible officers thereof, as applicable, and public officials.

           (g) The Representatives shall have received from Cravath, Swaine & Moore, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company and each Selling Stockholder shall have fur-nished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

           (h)  The Company shall have furnished to the
      Representatives a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any supplements to the Prospectus and this Agreement and that:

                (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

              (ii) no stop order suspending the effective-ness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threat-ened; and

             (iii) since the date of the most recent finan-cial statements included in the Prospectus (exclusive of any supplement thereto), there has been no material adverse change in the condition (financial or other), earnings, business or prop-erties of the Company and its subsidiaries, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

           (i) Each of the Selling Stockholders shall have furnished to the Representatives a certificate, signed by such Selling Stockholder, or by the Chairman of the Board or the President and the principal financial or accounting officer of such Selling Stockholder, or by an authorized officer of such Selling Stockholder, as applicable, dated the Closing Date, to the effect that the representations and warranties of such Selling Stockholder in this Agreement are true and correct in all material respects on and as of the Closing Date to the same effect as if made on the Closing Date.

           (j) At the Execution Time and at the Closing Date, Arthur Andersen LLP shall have furnished to the Representatives a letter or letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the applicable published rules and regulations thereunder and stating in effect that:

                (i) in their opinion the audited financial statements and financial statement schedules and pro forma financial statements included or incor-porated in the Registration Statement and the Prospectus and reported on by them comply in form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;

              (ii) on the basis of a reading of the latest unaudited financial statements made available by the Company and its subsidiaries; their limited review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited interim financial information for the three-month period ended
           March 31, 1996, and as at March 31, 1996, as indicated in their report dated May 9, 1996; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and committees of the Company and its subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to December 31, 1995, nothing came to their attention which caused them to believe that:

                     (1) any unaudited financial statements
                included in the Registration Statement and the Prospectus do not comply in form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect to financial statements included or incorporated in quarterly reports on Form 10-Q under the Exchange Act; and said unaudited financial statements are not in conformity with gener-ally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and the Pros-pectus;

                     (2) with respect to the period subse-
                quent to March 31, 1996, there were any
                changes, at a specified date not more than five business days prior to the date of the letter, in the long-term debt of the Company and its subsidiaries or capital stock of the Company or decreases in the stockholders' equity of the Company or decreases in working capital of the Company and its subsidiaries as compared with the amounts shown on the March 31, 1996 consolidated balance sheet included in the Registration Statement and the Prospectus, or for the period from April 1, 1996, to such specified date there were any decreases, as compared with the corresponding period in the preceding year in operating income, net revenues or income before income taxes or in total or per share amounts of net income of the Company and its subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives;

                     (3) the information included or incorpo-
                rated by reference in the Registration State-ment and the Prospectus in response to Regu-lation S-K, Item 301 (Selected Financial
                Data), Item 302 (Supplementary Financial
                Information), Item 402 (Executive Compensa-
                tion) and Item 503(d) (Ratio of Earnings to Fixed Charges) is not in conformity with the applicable disclosure requirements of Regula-tion S-K;

             (iii) they have performed certain other speci-fied procedures as a result of which they deter-mined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical informa-tion derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement and the Prospectus, including the information set forth under the captions "Prospectus Summary", "Selected Histori-cal Financial Data", "Risk Factors", "Use of Proceeds", "Capitalization", "Management's Dis-cussion and Analysis of Financial Condition and Results of Operations" and "Pro Forma Financial Statements" in the Prospectus, and certain speci-fied information incorporated by reference in the Registration Statement and the Prospectus agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation; and

              (iv) on the basis of a reading of the unau-dited pro forma financial statements included in the Registration Statement and the Prospectus (the "pro forma financial statements"); carrying out certain specified procedures; inquiries of certain officials of the Company who have responsibility for financial and accounting matters; and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma financial statements, nothing came to their attention which caused them to believe that the pro forma financial statements do not comply in form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X.

           References to the Prospectus in this paragraph (j) include any supplement thereto at the date of the letter.

           The Representatives shall have also received from Arthur Andersen LLP a letter stating that the Company's system of internal accounting controls taken as a whole is sufficient to meet the broad objectives of internal account-ing control insofar as those objectives pertain to the pre-vention or detection of errors or irregularities in amounts that would be material in relation to the financial state-ments of the Company and its subsidiaries.

           (k)  Subsequent to the Execution Time or, if
      earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supple-ment thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (i) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Company and its subsidiaries the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclu-sive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto).

           (l) At the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each officer and director of the Company, from each Selling Shareholder and from certain major shareholders to be named by the Representatives addressed to the Representatives, in which each such person agrees, for a period of 120 days after the date of the initial public offering of the Securities, not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of Common Stock (other than the Securities or shares of Common Stock disposed of as bona fide gifts) or securities convertible into, or exchangeable or exercisable for, any shares of Common Stock, or publicly disclose the intention to make any such offer, sale, pledge or disposal, without the prior written consent of CS First Boston Corporation.

           (m) Subsequent to the Execution Time, there shall not have been (i) any decrease in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change, (ii) any suspension of trading in the Company's Common Stock by the Commission or the National Association of Securities Dealers Automated Quotation National Market System or any suspension or limitation of trading in securities generally on the New York Stock Exchange or the National Association of Securities Dealers Automated Quotation National Market System or any establishment of minimum prices on either of such Exchange or Market System, (iii) any declaration of a banking moratorium either by Federal or New York State authorities or (iv) any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus (exclusive of any supplement thereto).

           (n)  Prior to the Closing Date, the Company and
      Selling Stockholders shall have furnished to the Repre-sentatives such further information, certificates and documents as the Representatives may reasonably request.

           If any of the conditions specified in this
Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or else-where in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing
Date by the Representatives. Notice of such cancellation shall be given to the Company and each Selling Stockholder in writing or by telephone or telegraph confirmed in writ-ing.

           The documents required to be delivered by this
Section 6 shall be delivered at the office of Cravath, Swaine & Moore, counsel for the Underwriters, at Worldwide Plaza, 825 Eighth Avenue, New York, New York, on the Closing Date.

           7. Reimbursement of Underwriters' Expenses. If the sale of the Securities provided for herein is not con-summated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied or because of any refusal, inability or failure on the part of the Company or any Selling Stockholder to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities. If the Company is required to make any payments to the Underwriters under this Section 7 because of any Selling Stockholder's refusal, inability or failure to satisfy any condition to the obligations of the Underwriters set forth in Section 6, such Selling Stock-holder shall reimburse the Company on demand for all amounts so paid.

           8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Under-writer, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwrit-er within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or other-wise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, promptly after the receipt of demand therefor accompanied by an invoice in reasonable detail, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

           (b) Each Selling Stockholder severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls the Company or any Underwriter within the meaning of either the Act or the Exchange Act and each other Selling Stockholder to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information furnished to the Company by or on behalf of such Selling Stockholder specifically for inclusion in the documents referred to in the foregoing indemnity and set forth under the caption "Selling Stockholders". This indemnity agreement will be in addition to any liability which any Selling Stockholder may otherwise have; provided, however, that in no case shall the liability of any Selling Stockholder under this Section 8(b) exceed the aggregate public offering price of the Securities sold by such Selling Stock-holder to the Underwriters (before deducting expenses) minus the underwriting discounts or commissions paid thereon to the Underwriters by such Selling Stock-holder.

           (c) Each Underwriter severally agrees to indem-nify and hold harmless the Company, each of its directors, each of its officers who signs the Registra-tion Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act and each Selling Stockholder, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liabil-ity which any Underwriter may otherwise have. The Company and each Selling Stockholder acknowledge that the statements set forth in the last paragraph of the cover page and under the heading "Underwriting" in any Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any

      Preliminary Prospectus or the Prospectus, and you, as the Representatives, confirm that such statements are correct.

           (d) Promptly after receipt by an indemnified party under this Section 8 of notice of the commence-ment of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemni-fying party of substantial rights and defenses and
      (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of one firm of such separate counsel plus one firm of counsel in each local jurisdiction where the employment of separate local counsel is necessary or material to the defense of an action by the indemnified party if
      (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnify-ing party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or
      (iv) the indemnifying party shall authorize the indem-nified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemni-fied parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

           (e) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavail-able to or insufficient to hold harmless an indemnified party for any reason, the Company, the Selling Stock-holders and the Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company, one or more of the Selling Stockholders and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company, by the Selling Stockholders and by the Underwriters, respectively, from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Under-writer hereunder; and provided, further, that in no case shall the liability of any Selling Stockholder under this Section 8(b) exceed the aggregate public offering price of the Securities sold by such Selling Stockholder to the Underwriters (before deducting expenses) minus the underwriting discounts or commis-sions paid thereon to the Underwriters by such Selling Stockholder. If the allocation provided by the immedi-ately preceding sentence is unavailable for any reason, the Company, the Selling Stockholders and the Under-writers shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, of the Selling Stockholders and of the Underwriters, respec-tively, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. For the purpose of this subparagraph 8(e), benefits received by the Company and by the Selling Stockholders shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by each of them, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be deter-mined by reference to whether any alleged untrue state-ment or omission relates to information provided by the Company, the Selling Stockholders or the Underwriters. The Company, the Selling Stockholders and the Under-writers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent mis-representation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepre-sentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Under-writer, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (e).

           9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Under-writer or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obli-gation to purchase any, of the Securities, and if such non-defaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter, the Selling Stockholders or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be post-poned for such period, not exceeding seven days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company, the Selling Stockholders and any nondefaulting Underwriter for damages occasioned by its default hereunder.

         10. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, of each Selling Stockholder and of the Under-writers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investi-gation made by or on behalf of any Underwriter, any Selling Stockholder or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities.
The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

         11. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or tele-graphed and confirmed to them, care of CS First Boston Corporation, at Park Avenue Plaza, 55 East 52nd Street,
New York, New York, 10055; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 1370 Avenue of the Americas, 25th Floor, New York, New York

10019 attention of Randall Blank; or if sent to the Selling
Stockholders, will be mailed, delivered or telegraphed and confirmed to such Selling Stockholders at the addresses set forth in Schedule II hereto.

         12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

         13. Representation. The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives jointly or by CS First Boston Corporation will be binding upon all the Underwriters. Charles Fabrikant or Stephen Stamas will act for the Selling Stockholders in connection with such transactions, and any action under or in respect of this Agreement taken by Charles Fabrikant or Stephen Stamas will be binding upon all the Selling Stockholders.

         14. Applicable Law. This Agreement will be gov-erned by and construed in accordance with the laws of the State of New York.

         15. Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together consti-tute one and the same instrument.

           If the foregoing is in accordance with your under-standing of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.


                               Very truly yours,


                                Seacor Holdings, Inc.


                               By: .........................



                               Compagnie Nationale de
                                 Navigation
                               Coastal Refining & Marketing,
                                 Inc.
                               Charles Fabrikant
                               Donald Toenshoff
                               Alvin Wood
                               Granville Conway


                               By: .........................

                                    as Attorney-in-Fact

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

CS First Boston Corporation
Salomon Brothers Inc
Wasserstein Perella Securities, Inc.

By:  CS First Boston Corporation

By:
      ............................
             Vice President

For themselves and the other
several Underwriters named in
Schedule I to the foregoing
Agreement.











                                                     EXHIBIT A










                     Seacor Holdings, Inc.
                Public Offering of Common Stock


                                                        , 1996


CS First Boston Corporation
Salomon Brothers Inc
Wasserstein Perella Securities, Inc.
As Representatives of the several Underwriters
c/o CS First Boston Corporation
Park Avenue Plaza
55 East 52nd Street
New York, NY 10055

Dear Sirs:

           This letter is being delivered to you in connection with the proposed Underwriting Agreement (the "Underwriting Agreement"), between Seacor Holdings, Inc., a Delaware corporation (the "Company"), certain Selling Stockholders named therein and each of you as Representatives of the underwriters named therein, relating to an underwritten public offering of Common Stock, $.01 par value (the "Common Stock"), of the Company.

           In order to induce the Representatives to enter into the Underwriting Agreement, the undersigned agrees, for a period of 120 days after the date of the initial public offering of the shares of Common Stock to be sold pursuant to the Underwriting Agreement, not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of Common Stock (other than shares of Common Stock to be sold pursuant to the Underwriting Agreement or shares of Common Stock disposed of as bona fide gifts) or securities convertible into, or exchangeable or exercisable for, any shares of Common Stock, or publicly disclose the intention to make any such offer, sale, pledge or disposal, without the prior written consent of CS First Boston Corporation.











                                                             2










           If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.


                               Very truly yours,























                          SCHEDULE I

                     Seacor Holdings, Inc.



                                              Number of
                                              Shares
Underwriter                                   to be Purchased
- -----------                                   ---------------

CS First Boston Corporation.................

Salomon Brothers Inc........................

Wasserstein Perella Securities, Inc.........


































                                            -----------
Total Underwriters (  ).....................
                                            ===========















                          SCHEDULE II

                     Seacor Holdings, Inc.


                                              Number of
                                              Shares
Selling Stockholder                           to be Sold
- -------------------                           ----------
Compagnie Nationale de Navigation
  50 Boulevard Haussmann
  Paris, France 75009.......................

Coastal Refining & Marketing, Inc.
  9 Greenway Plaza
  Houston, TX 77046.........................

Charles Fabrikant
  c/o SEACOR Holdings, Inc.
  11200 Westheimer
  Suite 850
  Houston, TX 77042.........................

Donald Toenshoff
  39 Wood Land Road
  Miller Place, NY 11789.......................

Alvin Wood
  c/o National Response Corporation
  2203 Timberloch Place
  Suite 234
  The Woodlands, TX 77380...................

Granville Conway
  c/o SEACOR Holdings, Inc.
  11200 Westheimer
  Suite 850
  Houston, TX 77042.........................


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